Exhibit 10.10
Sales and Purchase Agreement

Contract #: YG20101112
        Party A (Supplier): Shanghai Yuangong Trading Co., Ltd.

        Party B (Purchaser): Shandong Zhidali Co., Ltd.

1.	Ordered Products:

Name	Origins	Model	Amount (ton)	Unit Price (￥)	Total Price (￥)
Galvanized Steel Coil (Fingerprint Resistant)	New Dazhong	0.5*1000*C	4.77	7,180	34,248.60
Note:	includes processing fees			Total	34,248.60
Total	34,248.60			Total: 34,248.60

2.	Payments:

1)
Wire: The above contractual price is only good on the day of the entrance of this Agreement (11/12/2010). (The actual delivered weight shall be based on the actual weights at the time of leaving the storages).

2)	Upon the actual received amount, Party A shall issue Party B full amount of added value tax invoices and the service invoices for processing works, if any.

3.	Delivery:

1)
The delivery shall be made water/ sun burn/dirt proofing and any damages caused during the delivery shall be subject to the negotiation for solution between Party B and the diver(s).  Party A does not assume any liabilities to such damages.

2)	Delivery Address: New Dazhong, Wuxi City, Jiangsu Province. Party B shall be solely responsible to pick up the orders.

4.
Reasonable Losses on Transportation: according to the national standard, the difference shall be within 0.3% of the standard weight as labeled by the Supplier or the weight at the time of leaving the storages.

5.
Quality Control: 1st Grade under the Copper Product Standards.  Any disputes on the quality issue shall be submitted by written request to the steel manufactory with original ordered products, invoices, receipts and related documents for resolution.

6.
Breaching Liability: Any disputes between the parties under this Agreement shall be resolved through amicable negotiations in good faith.  In the event that the disputes can not resolved through negotiation, either party shall have the right to submit the dispute to local courts where this Agreement was entered.

7.
Miscellaneous: This Agreement shall executed in two copies with one copy to each party (faxed copy shall deem original) and shall be effective upon the parties’ signatures. Upon the fully performance of this Agreement, the Agreement shall be deemed expired.

Supplier: Shanghai Yuangong Trading Co., Ltd.	Purchaser: Shandong Zhidali Industrial Co., Ltd.
Tel.: 021-36301327	Tel.:
Fax: 021- 33713678	Fax:
Bank: China Agricultural Bank Shanghai City	Bank:
Baoshan District Youyi Branch	Bank Account:
Bank Account: 104231900040053409
Seal: [Corporate Seal-Seal for Contract Only]	Seal: [Corporate Seal-Seal for Contract Only]
Agent:	Agent: [Signature of Zhiqiang Yang]

Date: 11/12/2010
Cutting Requirement (Unit: mm):
0.5*346*1000	3,399 Pieces
0.5*324*1000	2,140 Pieces
0.5*266.40*1000	522 Pieces
If any remaining, please cut at 0.5*324*1000